UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2020

GREAT WESTERN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36688		47-1308512
(Commission File Number)		(IRS Employer Identification Number)

225 South Main Avenue		57104
Sioux Falls,	South Dakota
(Address of principal executive offices)		(Zip Code)
(605) 334-2548
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GWB	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company  ☐
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 11, 2020, Great Western Bancorp, Inc., (the “Company”) announced that as part of its succession planning, Mr. Mark Borrecco, age 48, has been named to succeed Mr. Karels as President and CEO of the Company and its wholly owned subsidiary Great Western Bank (the “Bank”) effective March 9, 2020, (the "Employment Commencement Date"). Mr. Borrecco will also join the Boards and Executive Committees of the Company and the Bank at that time. As a result of the addition of Mr. Borrecco to the Board, the Board size will be increased to nine directors.
As previously reported by the Company in Current Reports on Form 8-K filed with the Securities and Exchange Commission on November 26, 2019 and February 5, 2020, Mr. Karels announced that he will transition from the Company’s President and CEO into a non-executive employee role as Special Advisor to assist in the transition of duties to the new CEO until October 2, 2020, Mr. Karels’ retirement date. Mr. Karels will also continue to serve on as Chairperson of the Board until his retirement. Thereafter, Mr. Karels will continue to consult with the Company until October 2, 2021.
Mark Borrecco has over 20 years of banking experience with most recently serving as the CEO of Rabobank, NA, based in Roseville, CA from November 2015 through the sale of Rabobank to Mechanics Bank in 2019. Mr. Borrecco also served on the Board of Directors for Rabobank, NA from November 2014 through August 2019. Prior to his CEO role he was the Executive Vice President and Chief Retail Banking Officer for Rabobank, NA from 2011 to 2015. Mr. Borrecco had served on the Pacific Coast Banking School Board and the Greater Sacramento Economic Council and chaired the Food and Ag Innovation Committee. Mr. Borrecco has a Bachelor of Science in Economics from California State University.
In connection with the appointment, the Company and Mr. Borrecco entered into an agreement on February 6, 2020, (the “Agreement”). A brief description of the terms and conditions of the Agreement is set forth below. Unless defined herein, capitalized terms have the meaning given them in the Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by this reference. The following description of the Agreement is qualified in its entirety by reference to the Agreement.
The Agreement is for an unspecified duration and constitutes “at will” employment. Mr. Borrecco will be paid a base salary of $700,000 per year, (“Base Salary”). The Base Salary will be reviewed at least annually and may be increased at any time for any reason by the Compensation Committee of the Board, as applicable.
Beginning with the fiscal year ending September 30, 2020, Mr. Borrecco will be entitled to receive an annual cash incentive bonus (“Bonus”) which Bonus will range from zero percent (0%) to two hundred percent (200%) of each his target Bonus opportunity based on actual performance against performance metrics established by the Compensation Committee. Mr. Borrecco’s target Bonus opportunity will be eighty-five percent (85%) of his Base Salary. Mr. Borrecco’s Bonus for fiscal year ended 2020 will be prorated based on upon his Employment Commencement Date. Thereafter, the Compensation Committee of the Board, as applicable, may establish different performance metrics for future fiscal years.
Consistent with the Agreement, Mr. Borrecco will be granted an annual long-term incentive compensation award (“LTI Award”) for fiscal year 2020, fifty percent (50%) in the form of time-based restricted stock units, which vest in three equal annual installments and fifty percent (50%) in the form of performance-based restricted stock units which vest based on performance over a three (3)-year performance period. Mr. Borrecco’s LTI Award will have an initial value of $800,000. For any fiscal year ending during Mr. Borrecco’s employment following the 2020 fiscal year, Mr. Borrecco will be eligible to receive an LTI Award in form and amount determined in the sole discretion of the Compensation Committee of the Board, as applicable. LTI Awards, including the LTI Award for the 2020 fiscal year, will be subject to the terms of the Company equity plan under which it is granted and to the terms of any applicable award agreement.
Within thirty days of the commencement of his employment date, Mr. Borrecco will be granted an additional one-time long-term incentive award with a value of $700,000. Fifty percent (50%) of the award will be in the form of time-based restricted stock units which will vest in two equal annual installments on each of the first two anniversaries of the grant date. The other fifty percent (50%) will be in the form of performance-based restricted stock units which will vest on the same dates and on the same performance metrics that were issued to the Company’s executive officers on November 29, 2019.
The Agreement provides that if Mr. Borrecco is terminated for Cause, he is entitled to receive amounts earned during the term of employment. Such amounts include unpaid Base Salary through the date of termination; accrued but unused paid time off (“PTO”) and reimbursements of properly submitted business expenses.
The Agreement also provides that in the event of death, disability or retirement, Mr. Borrecco will be entitled to receive unpaid Base Salary through the date of termination; accrued but unused paid time off; reimbursements of properly submitted business expenses and Earned Bonus and Prorated Bonus as defined in the Agreement. Such payments will be made no later than 60 days following the termination date. In the case of termination due to permanent disability, the Company will continue to pay 100% of Mr. Borrecco's then-current base salary for a period of 90 days following such termination. In the case of death, Mr. Borrecco will immediately vest in all outstanding awards under the Company's incentive plans. In the case of disability or retirement, outstanding LTI Awards will continue vesting on the vesting date(s) specified in the applicable award agreement, as if employment had not terminated and subject to continued compliance with the restrictive covenants within the Agreement.
The Agreement further provides that in the event of termination without Cause or for Good Reason, he is entitled to the payment of the following amounts:
•the payment of unpaid base salary; accrued but unused paid time off; reimbursements of business expenses will be made within 30 days of termination; and all other accrued and vested benefits;
•the payment of Earned Bonus and Prorated Bonus will be made at the time that such bonus would have otherwise been paid had employment not been terminated;
•the cash severance payment equal to two times current salary and current target STI Plan bonus opportunity will be paid in 52 equal biweekly payments following termination date, and such payments to be made in accordance with the Company’s payroll practices; and
•the continued vesting of outstanding awards under the LTI Plan and the performance stock awards will vest on the date(s) specified in the applicable award agreement, as if employment had not terminated and subject to continued compliance with the restrictive covenants within the Agreement.
In the event of termination without Cause or for Good Reason within 24 months of a change-in-control, such Mr. Borrecco shall be entitled to the same payments and items described above under "Payment Obligations for Termination Without Cause or for Good Reason" and will be paid on a date that is no later than 60 days following the termination date. Additionally:
•the severance payment will be paid in a lump-sum (instead of in installments) and equal to two times the sum of current base salary plus current target STI Plan bonus opportunity; and
•in lieu of the continuation of benefits under the Company's group health insurance, vision and dental plans, a lump-sum cash payment will be paid equal to 24 times the monthly COBRA costs of continued health and medical coverage for Mr. Borrecco, and, as applicable, covered spouse and/or dependents at the level provided immediately prior to termination, with such payment grossed up for applicable taxes.
The Agreement contains certain restrictive covenants prohibiting Mr. Borrecco from competing against the Company and the Bank or soliciting the Company’s or the Bank’s customers for a period of time following termination of employment, all as more particularly set forth in the Agreement.
With the appointment of Mr. Borrecco, the Company’s Board approved a one-time grant of restricted shares with a value of $500,000 to Peter Chapman, the Company’s Executive Vice President and Chief Financial Officer. This award vests on the second anniversary of the grant and is intended to incentivize Mr. Chapman for his services, contributions and the leadership he provides.
Item 8.01. Other Events.
On February 11, 2020, the Company issued a press release announcing the appointment of Mr. Borrecco as President and Chief Executive Officer and transition of Ken Karels to a Special Advisor role. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01.  Financial Statements and Exhibits.
(d)  Exhibits.

Exhibit No.	Description

10.1	Employment Agreement by and between Great Western Bancorp., Inc., and Mark Borrecco, dated February 6, 2020
99.1	Press release dated February 11, 2020

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: February 11, 2020	By: /s/ Donald J. Straka
Name: Donald J. Straka
Title: Corporate Secretary and General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Employment Agreement by and between Great Western Bancorp., Inc., and Mark Borrecco, dated February 6, 2020
99.1	Press release dated February 11, 2020